Exhibit 5.1

AVOCATS
Chaussée de La Hulpe 120
1000 Bruxelles T +32 2 566 8000 F +32 2 566 8001	Brussels, 13 May 2015 75013602 Galapagos / Project Canaan

Galapagos NV Generaal De Wittelaan, L11 A3 2800 Mechelen Belgium

(the “Addressee”)

Ladies and Gentlemen,

We have acted as Belgian legal counsel to Galapagos NV, a limited liability company (naamloze vennootschap/société anonyme) organised and existing under the laws of the Kingdom of Belgium, having its registered office at Generaal De Wittelaan, L11 A3, 2800 Mechelen, Belgium, and registered with the Crossroad Bank for Enterprises under number 0466.460.429 (the “Company”) on certain legal matters of Belgian law in connection with (i) the Company’s registration statement on Form F-1 (File n° 333-203435), including the prospectus contained therein (the “Prospectus”), as originally filed with the United States Securities and Exchange Commission (the “SEC”) on April 15, 2015, as thereafter amended or supplemented (the “Initial Registration Statement”), relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s proposed initial public offering (the “IPO” or the “Transaction”) of American Depositary Shares (“ADSs”), representing ordinary shares of the Company (the “Offer Shares”); and (ii) the Company’s registration statement filed pursuant to Rule 462(b) of the Securities Act on May 13, 2015, which incorporates by reference the Initial Registration Statement (the “Additional Registration Statement” together with the Initial Registration Statement, the “Registration Statement”), for the purpose of registering additional ordinary shares to be issued by the Company (the “Additional Ordinary Shares”). The Additional Ordinary Shares will comprise:

a.	new ordinary shares with no nominal value per share to be issued by the Company pursuant to a capital increase resolved by the board of directors of the Company on May 5, 2015 (the “New Shares”); and

b.	additional new ordinary shares with no nominal value per share to be issued at the option of the underwriters in order to cover over-allotments (the “Additional Shares”).
This opinion letter is solely given for the information of the Addressee. It may only be relied upon in connection with the Registration Statement by the

Amsterdam

Brussels

London

Luxemburg

New York

Rotterdam

NautaDutilh, société civile sous la forme d’une SPRL, RPM Bruxelles – TVA: BE 0479.249.878.

Addressee and by the purchasers to which the Additional Ordinary Shares have been allocated as part of the Transaction. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document.

The section headings used in this opinion letter are for convenience or reference only and are not to affect its construction or be taken into consideration in its interpretation.

This opinion letter sets out our opinion on certain matters of Belgian law as at today’s date and the opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Belgian law. Unless otherwise specifically stated herein, we do not express any opinion on tax law, on public international law or on the rules promulgated under or by any treaty organisation, except insofar as such rules are directly applicable in Belgium, nor do we express any opinion on Belgian or European competition law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes under Belgian law subsequent to today’s date.

As Belgian lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Registration Statement and the Underwriting Agreement under any applicable law other than Belgian law and the obligations of the parties thereto, and we have made no investigation of such meaning and purport. Our review of the Registration Statement and the Underwriting Agreement, has therefore been limited to the terms of such documents as they appear to us on their face.

In this opinion letter, legal concepts are expressed in English terms. The Belgian legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Belgian legal concepts described by the English terms. As far as the word “non-assessable” used in this opinion letter is concerned, this word has no legal meaning under the laws of Belgium and is used in this opinion letter only to mean that, with respect to the issuance of the Additional Ordinary Shares of the Company, (i) the initial purchaser of the Additional Ordinary Shares will have no obligation to pay to the Company any additional amount in excess of the subscription price and (ii) the holders of the Additional Ordinary Shares will not be liable, solely because of their status as a holder of the Additional Ordinary Shares, for additional calls of funds on the Additional Ordinary Shares by the Company or its creditors.

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the documents set out in Exhibit A to this opinion letter (the “Documents”), together with such other publicly available documents as we have considered it necessary or desirable. We have not investigated or verified any factual matter disclosed to us in the course of our review, nor do we opine on the accuracy of representations and warranties contained in documents reviewed by us. For certain matters of fact, we have relied, without independent verification, on a certificate of an officer of the Company.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Belgian law. The competent courts at Brussels, Belgium have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter and all matters related to the legal relationship between yourself and NautaDutilh BVBA/SPRL, as well as between the purchasers of the Additional Ordinary Shares and NautaDutilh BVBA/SPRL, including the above submission to jurisdiction, are governed by Belgian law and the general terms and conditions of NautaDutilh BVBA/SPRL[1].

ASSUMPTIONS

For the purposes of this opinion letter, we have assumed that:

a.	all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same; all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the originals thereof (which have been or will be executed) and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

b.	the Registration Statement has become effective, in the form referred to in this opinion letter;

[1]	The applicable general terms and conditions of NautaDutilh BVBA/SPRL can be found at all times at www.nautadutilh.com.

c.	the Documents have been duly (or will be) executed on behalf of any party thereto other than the Company and constitute or will constitute under any applicable law other than Belgian law, the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms;

d.	the statements of facts contained in the Documents are accurate and complete;

e.	the Documents examined by us in draft form have been, and for those that have not been executed yet, will be executed substantially in such form on or before the delivery of the Additional Ordinary Shares to the underwriters under the Underwriting Agreement (as defined in Exhibit A);

f.	the Transaction has been conducted in compliance with the conditions as stated in the Registration Statement, the Underwriting Agreement (including the selling restrictions) and the Board Reports (as defined in Exhibit A);

g.	the Resolutions (as defined in Exhibit A) are or will be in full force and effect and correctly reflect the resolutions (to be) taken by the board of directors of the Company (or its proxy holders), on their respective dates and were or will be adopted at properly convened meetings;

h.	publication of the deeds recording the resolutions taken by the board of directors of the Company or its proxy holders will take place in accordance with all applicable regulations;

i.	the Additional Ordinary Shares will be issued at a price established by the board of directors of the Company (or its proxy holders) in accordance with the powers delegated by the board of directors held on May 5, 2015;

j.	the Additional Ordinary Shares will be issued, delivered and paid for as set forth in the Underwriting Agreement and the Notary Resolutions;

k.	the Additional Shares, if issued, will be delivered by the underwriters to investors in order to cover short positions of the underwriters following over-allotments made upon allocation of the shares under the Transaction; and

l.	none of the opinions in this opinion letter will be affected by any foreign law.

OPINION

Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us, we express the following opinion:

•     the Additional Ordinary Shares, when duly authorized and sold, issued and paid as contemplated in the Registration Statement and the Notary Resolutions, will be validly issued, fully paid up and non-assessable.

*

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which is part of the Initial Registration Statement incorporated by reference in the Additional Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

/s/ NautaDutilh BVBA/SPRL NautaDutilh BVBA/SPRL

EXHIBIT A
LIST OF DOCUMENTS

1.	a copy of the Form F-1 Registration Statement under the Securities Act of 1933, dated April 15, 2015 (the “Initial Registration Statement”);

2.	a copy of the Form F-1 filed pursuant Rule 462 (b) of the Securities Act of 1933, dated May 13, 2015 (the “Additional Registration Statement”);

3.	the form of underwriting agreement proposed to be entered into by the Company, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement (the “Underwriting Agreement”);

4.	a copy of the Dutch version of the co-ordinated articles of association of the Company dated March 26, 2015 (the “Articles of Association”);

5.	copies of all publications in the Annexes of the Belgisch Staatsblad/Moniteur belge until May 5, 2015, together with, in respect of the publications of resolutions taken by the Company’s board of directors, copies of the notarial deeds recording such resolutions;

6.	a copy of the minutes of the meetings of the board of directors of the Company held on February 3, 2015 and April 20, 2015;

7.	a copy of the draft notarial deeds recording the resolutions taken by the Company’s board of directors held on May 5 and May 13, 2015, together with a copy of the draft special reports of the board of directors of the Company (the “Board Reports”) as well as a copy of the draft special reports of the statutory auditor of the Company submitted to the board of directors;

8.	a draft of the notarial deed enacting the issuance of the New Shares by the proxy holders of the board of directors of the Company;

9.	a draft of the notarial deed enacting the issuance of Additional Shares by the proxy holders of the board of directors of the Company;

(resolutions recorded in the documents referred to under 6 to 9 are herein referred to as the “Resolutions”; the Resolutions under 7 to 9 herein are referred to as the “Notary Resolutions”);

10.	a draft officer certificate to be issued by the Company by not later than the issue date of the Additional Ordinary Shares.